Coronado Curragh Pty Ltd
ABN 90 009 362 565
Level 33, Central Plaza One, 345 Queen Street
GPO Box 51, Brisbane QLD 4000
T:
+61 7 3031 7777 | F:
+61 7 3229 7402
Private Mail Bag, Blackwater QLD 4717
T:
+61 7 4986 9211 | F:
+61 7 4986 9361
www.coronadoglobal.com
Exhibit 23.3
CONSENT OF DANIEL MILLERS
I, Daniel
Millers, B.
Eng.; MAusIMM(CP),
Superintendent Long
Term
Planning of
Coronado Curragh
Pty Ltd,
a
wholly owned subsidiary
of Coronado
Global Resources
Inc. (the “Company”),
prepared Sections
1.1, 1.2, 1.5,
1.7 through
to 1.10,
2 through
to 5,
12.1, 13.1 and
14 through
to 26 and
reviewed all other
sections of the
technical
report
summary
titled
“Coronado
Global
Resources
Inc.
(
“Coronado”)
Statement
of
Coal
Resources
and
Reserves for the Curragh Mine Complex in Accordance with the JORC Code and United States SEC Regulation
S-K
1300
as
of
December
31,
2023
Bowen
Basin
Queensland,
Australia
,”
dated
February
15,
2024
(the
“Technical
Report Summary”).
With respect to the portions of the Technical
Report Summary that I prepared, I hereby
consent to the filing with
the
Securities
and
Exchange
Commission
of
the
Technical
Report
Summary
as
an
exhibit
to
the
Company’s
Annual
Report
on
Form
10-K
for
the
year
ended
December
31,
2025
(the
“Annual
Report”)
and
to
the
incorporation by reference of the Technical Report Summary in the Company’s Registration Statements on
Form
S-3
(No.
333-239730)
and
Form
S-8
(Nos.
333-236597,
333-249566,
333-275748
and
333-281775)
(the
“Registration Statements”).
I hereby further consent to the inclusion
or incorporation by reference in the
Annual Report and the Registration
Statements of references to my name (including status as an expert or qualified person (as defined in Item 1300 of
Regulation
S-K))
and
the
information
derived
from
the
portions
of
the
Technical
Report
Summary
that
I
prepared, including any quotation therefrom or summarization thereof
.
February 13, 2026
/s/ Daniel Millers
Name: Daniel Millers